UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 20, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Delphi Corporation (“Delphi”) today released financial information containing preliminary unaudited results for the three months and year ended December 31, 2004. A copy of the press release is attached as exhibit 99 (a) hereto.

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On January 19, 2005, the audit committee of the Board of Directors approved management recording certain charges, including the $12 million of other cash exit costs detailed more fully below under Item 2.06 Material Impairments.

ITEM 2.06 MATERIAL IMPAIRMENTS

On January 19, 2005, the audit committee of the Board of Directors, in connection with its review of Delphi’s preliminary unaudited financial results for the three months and year ended December 31, 2004 approved management recording certain charges totaling $417 million pre-tax ($265 million after tax) primarily related to the recoverability of certain of Delphi’s U.S. legacy plant and employee cost structure required under accounting principles generally accepted in the United States of America (GAAP). Included in the $417 million total are asset impairment charges of $322 million, $85 million of post employment obligations and $12 million of other exit costs noted above under Item 2.05, which charges were offset by $2 million reversal of the employee and product line charges taken in Q3 2003. The asset impairment and employee charges were principally necessitated by the substantial decline during the second half of 2004 in Delphi’s U.S. profitability, especially at the impaired sites, combined with the budget business plan outlook for such sites and product lines. Management determined the asset impairment charges by comparing the estimated future cash flows against carrying values of plant and product line assets. Where the carrying value exceeded the future cash flows, an impairment charge is being recognized for the amount that the carrying value exceeds the discounted future cash flows. The $85 million of post employment benefit liability represents estimated costs for inactive employees, primarily at U.S. sites being consolidated throughout the duration of their contractual employment. These charges will result in future cash expenditures of $97 million.

ITEM 8.01 OTHER EVENTS

In its scheduled briefing this afternoon to review Q4 earnings and sector results and CY 2004 results, Delphi will also provide unaudited, preliminary balance sheet information, including total debt determined in accordance with GAAP of $2.9 billion at December 31, 2004. In addition, Delphi will remind investors that its committed bank facilities and receivables securitization facility have a financial covenant requirement that the ratio of four quarter rolling average earnings before interest, taxes, depreciation, amortization and unusual non-cash expense to total debt (as such terms are defined in the terms of the facilities) not exceed 3.25. At year-end December 31, 2004, preliminary unaudited results indicate the ratio was 2.40.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description
99 (a)	Press Release dated January 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION
(Registrant)
Date: January 20, 2005
By: /s/ JOHN D. SHEEHAN

(John D. Sheehan, Chief Accounting Officer and Controller)

2

EXHIBIT INDEX

Exhibit
Number	Description
99 (a)	Press Release dated January 20, 2005.

3